UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION
                             Information Statement
                            Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Filed by the registrant  |X|


Filed by a party other than the registrant  |_|


Check the appropriate box:


|X| Preliminary information statement       |_| Confidential, for use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))


| |  Definitive information statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       ACADIA NATIONAL HEALTH SYSTEMS, INC.
                 (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Information Statement, if Other Than the Registrant)

                Payment of Filing Fee (Check the appropriate box):


|X|No fee required.

|_|Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)Title of each class of securities to which transaction applies:


(2)Aggregate number of securities to which transaction applies:


(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

|_|Fee paid previously with preliminary materials:

|_|Check box if any part of the fee is offset as provided by Exchange  Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed: October 18, 1999

By Order of the Board of Directors

Paul W. Chute
Secretary

Auburn, Maine
October 18, 1999

MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY, OTHERWISE YOUR VOTE WILL NOT BE COUNTED.

ACADIA NATIONAL HEALTH SYSTEMS, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Information Statement. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the materials that have been sent to stockholders.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares by attending the meeting on November 19.

Your vote must be cast at the Annual and Special Meeting of Stockholders, on November 19, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Acadia National Health Systems, Inc.

                                PRELIMINARY COPY


                      ACADIA NATIONAL HEALTH SYSTEMS, INC.
                                415 RODMAN ROAD
                              AUBURN, MAINE 04210

              ----------------------------------------------------


              NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

              ----------------------------------------------------


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting (the "Meeting") of Stockholders of Acadia National Health Systems, Inc., a Colorado corporation (hereinafter referred to as "Acadia", "Parent Corporation" or the "Company"), will be held on November 19, 1999 at 9:00 a.m. at the Company headquarters located at 415 Rodman Road, Auburn, Maine for the following purposes:


(i) To approve a proposed name change from Acadia National Health Systems, Inc,. to "MedLecture.com, Inc." ("Name Change");

(ii) To approve a Plan of Merger (the "Merger"), pursuant to Section 7-111-101 through 7-111-108 of the Colorado Business Corporation Act ("CBCA"), whereby MedLecture.com, a Maine corporation (hereinafter referred to as "Disappearing Corporation" or "MED"), will be merged into WorldLecture.com, Inc., a wholly-owned subsidiary of Acadia (hereinafter referred to as "Surviving Corporation" or "WORLD"); and whereby Acadia will issue shares of its common stock, on a pro rata basis, to the shareholders of MED, equal in the number to the number of shares of common stock outstanding immediately prior to the Merger plus un-issued shares under option or shares not yet issued but designated for use under a stock bonus plan, stock option plan, employment agreement, or other similar contractual arrangement;

(iii)To elect five (5) members to the Company's Board of Directors for a three-year term, as more fully described in the Company's Restated and Amended Articles of Incorporation and Bylaws;

(iv) To approve a Simple Incentive Stock Bonus Plan for officers, managers and key employees;

(v) To approve a Restricted Stock Option Plan for employees, officers, consultants and directors;

(vi) To approve the Restated and Amended Articles of Incorporation and Bylaws reflecting the Name Change and eradication of "Shark Repellant" provisions set forth at Article __; and

(vii)To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October 15, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will be closed as of said Record Date until the effective date of the Merger, or until December 1, 1999, whichever is the first to occur. As of the Record Date, the Company had outstanding 5,013,987 shares of common stock entitled to one vote per share. The affirmative vote of the holders of a majority of the Company's outstanding common stock is required to approve the Name Change, Merger, Election of Board Members, Simple Incentive Stock Option Plan, Restricted Stock Option Plan and Restatement and Amendments to the Articles of Incorporation and Bylaws (hereinafter collectively referred to as the "Proposals").

Certain officers, directors and affiliates of the Company own in excess of 50.00% of the outstanding common stock of the Company and have advised the Company that they intend to vote in favor of the Proposals. Consequently, the Proposals will be approved at the Meeting of stockholders regardless of whether other stockholders vote in favor of or against the Proposals.
Article 7-113-101 through 7-113-302 of the CBCA provides for Dissenter's Rights. Provided any Acadia shareholder elects to exercise their Dissenter's Rights in accordance with Article 7-113-204, said shareholder of Acadia will be paid the fair value thereof as determined by the Board of Directors.

The Board of Directors has determined the fair value of each share of capital stock to be $.12 per share. The determination of the per share fair value was computed by reference to the book value of the capital stock of the Company as of September 30, 1999.

Upon the approval of the Proposals, WORLD and MED will immediately file appropriate Articles of Merger, in accordance with Colorado and Maine law, to effect the change in the issued and outstanding common stock of Acadia. The Merger will become effective upon the filing of such Articles and without any further action being required by the Company, WORLD or MED.

In order to obtain the fair market value payment for Acadia shares, a stockholder must mail or deliver their intention as of the Record Date, and being subject to Merger, to the following address:

     The Board of Directors
     Acadia National Health Systems, Inc.
     415 Rodman Road
     Auburn, Maine 04210

The Board of Directors of the Company believe that the Merger will be in the best interest of Acadia stockholders. However, stockholders are entitled to assert the above stated Dissenter's Rights (fair market value of $.12 per share) within ten (10) business days as a result of this transaction as explained in Section 7-111 of the CBCA.

We are not asking you for a proxy in conjunction with this Meeting, but you are urged to attend the Meeting to vote your shares in person.

If there are any questions or you require further information with respect to the Meeting and the Proposals contemplated thereby, please call Mark T. Thatcher, Esq., Nadeau & Simmons, PC, 1250 Turks Head Building, Providence, RI 02903, special counsel to the Company at (401) 272-5800.

By Order of the Board of Directors

/S/ Paul W. Chute

PAUL W. CHUTE
Chairman

Auburn, Maine
October __, 1999

                    __________________________________________

                              INFORMATION STATEMENT

                    ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                          To be held November 19, 1999

                    __________________________________________

                      ACADIA NATIONAL HEALTH SYSTEMS, INC.
                                 415 RODMAN ROAD
                               AUBURN, MAINE 04210

                                October __, 1999


                               GENERAL INFORMATION


This Information Statement is furnished in connection with an Annual and Special Meeting of Stockholders called by the Board of Directors (the "Board") of Acadia National Health Systems, Inc. ("Acadia"), to be held at 415 Rodman Road, Auburn, Maine 04210, at 9:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Annual and Special Meeting will be first mailed or given to Acadia's stockholders on or about November 5, 1999.

All shares of Acadia's common stock ("Common Stock"), represented in person will be eligible to be voted at the Meeting.


                    WE ARE NOT ASKING FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

ITEM 1. DATE, TIME AND PLACE INFORMATION

The enclosed information statement is solicited by the Board of Acadia for use at the Annual and Special Meeting of Stockholders to be held at the Company's headquarters at 415 Rodman Road, Auburn, Maine 04210, at 9:00 a.m. on
November 19, 1999, and at any adjournment or adjournments thereof.

Stockholders of record at the close of business on October 15, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournment or adjournments thereof. On that date, 5,013,987 shares of Common Stock, no par value, of the Company ("Common Stock") were issued and outstanding. (the Common Stock is referred to as the "Voting Securities"). Each share of Common Stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the meeting.

The presence of the holders of a majority of the issued and outstanding shares of Common Stock voting as a single class, entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.


BACKGROUND INFORMATION

On November 19, 1999, the Company will enter into a Plan of Merger (the "Plan") whereby MedLecture.com, Inc., a Maine corporation (hereinafter referred to as "Disappearing Corporation" or "MED"), will be merged into WorldLecture.com, a wholly-owned subsidiary of the Company (hereinafter referred to as "Surviving Corporation" or "WORLD"); and whereby the Company will issue shares of its common stock, on a pro rata basis, to the shareholders of MED, equal in the number to the number of shares of common stock outstanding immediately prior to the Merger plus un-issued shares under option or shares not yet issued but designated for use under a stock bonus plan, stock option plan, employment agreement, or other similar contractual arrangement.

The Plan contemplates a series of transactions which will result in a change of control of the Company. The transactions include:

(i) a Plan of Merger (the "Merger"), pursuant to Section 7-111-101 through 7-111-108 of the Colorado Business Corporation Act ("CBCA") and Section 901 and 906 of Title 13-A of the Maine Revised Statutes Annotated, whereby MED will be merged into WORLD; and whereby Acadia will issue shares of its common stock, on a pro rata basis, to the shareholders of MED, equal in the number to the number of shares of common stock outstanding immediately prior to the Merger plus un-issued shares under option or shares not yet issued but designated for use under a stock bonus plan, stock option plan, employment agreement, or other similar contractual arrangement;

(ii) the election of five (5) members to the Company's Board of Directors for a three-year term, as more fully described in the Company's Restated and Amended Articles of Incorporation and Bylaws; and

(iii) the Restatement and Amendment of Articles of Incorporation and Bylaws of the Company reflecting the Name Change and eradication of "Shark Repellant" provisions set forth at Article __.

In conjunction with completion of the transactions contemplated by the Plan, the current directors and officers of the Company will join the in-coming directors of MED, and will appoint successors as designated by the Restated and Amended Articles of Incorporation.

The Plan was approved by the Company's Board of Directors and will be approved by the Company's stockholders prior to closing thereunder.

Following closing under the Plan, the Company's business activities are expected to be conducted through WORLD and an additional wholly-owned subsidiary to be named "Acadia National Health Systems, Inc". Although the Company expects to adopt the assumed name of "MedLecture.com, Inc." prior to closing, the Plan requires the Company to take the steps necessary to restate and amend its Articles of Incorporation in order to formally change its corporate name to "MedLecture.com, Inc."

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved, and recommends for shareholder approval, the restatement and amendment of the Company's Articles of Incorporation in order to change the Company's name to "MedLecture.com, Inc." and eradicate the "Shark Repellant" provisions of Article __. Approval of the restatement and amendment will not result in any other material amendment or change to the Company's Articles of Incorporation. The restatement and amendment is proposed in conjunction with the anticipated closing under the Plan between the Company, WORLD and MED.

PROPOSAL TWO

APPROVAL OF THE PLAN OF MERGER

The Board of Directors has unanimously approved, and recommends for shareholder approval, a Plan of Merger (the "Merger"), pursuant to Section 7-111-101 through 7-111-108 of the Colorado Business Corporation Act ("CBCA") and Section 901 and 906 of Title 13-A of the Maine Revised Statutes Annotated, whereby MED will be merged into WORLD and whereby Acadia will issue shares of its common stock, on a pro rata basis, to the shareholders of MED, equal in the number to the number of shares of common stock outstanding immediately prior to the Merger plus un-issued shares under option or shares not yet issued but designated for use under a stock bonus plan, stock option plan, employment agreement, or other similar contractual arrangement.


PROPOSAL NO. 3

ELECTION OF DIRECTORS

At each annual meeting of stockholders, the successors to the Board of Directors whose terms expire at that meeting are elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected by the Company's stockholders. Directors who are chosen to fill vacancies on the Board shall hold office until the next election for which those directors were chosen, and until their successors are duly elected by the stockholders. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

The following table sets forth the ages of and positions and offices presently held by each nominee director of the Company, as well as the date each individual was first elected a director. For information about ownership of the Company's Voting Securities by each nominee director, see "BENEFICIAL OWNERSHIP OF VOTING SECURITIES."



                                 Date First
                                 Became               Positions and Offices
Name                     Age     Director             With the Company
----------------------   ----    -------------        ---------------------

John L. Crispin, M.D.*   42      June 11, 1998        None

Emile L. Clavet*

Warren Mackerson

Thomas Callianbro

Douglas Farrago, M.D.*

-------------------------------------------
    *Nominees for election at this meeting.

PROPOSAL NO. 4

SIMPLE INCENTIVE STOCK BONUS PLAN

The purpose of this Simple Incentive Stock Bonus Plan ("SISBP") is to further the interests of the Company by providing incentives for officers, managers, department heads and other key employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel.

Under this SISBP, the Company may from time to time grant bonuses to key employees of the Company entitling the holders thereof to receive shares of the Company's authorized and unissued Common Stock up to an aggregate of two hundred thousand (200,000) shares.

If any bonus granted under the Simple SISBP shall not be issued or accepted, in whole or in part, the shares so released for bonus may be made the subject of additional bonuses granted under the SISBP. The Company shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding bonuses granted under the SISBP. In the event there is any change in the Company's shares of Common Stock, as by stock splits, reverse stock splits, stock distributions or recapitalization, the number of shares available for bonus and the shares subject to bonuses shall be appropriately adjusted by the Committee.

The value of he bonus shall be the fair market value of issued and outstanding shares of stock of the Company at the date the bonus is granted. For the purposes hereof, fair market value shall equal the mean price per share of the high bid and low asked, as reported by the Over-the-Counter Bulletin Board ("OTC:BB").

PROPOSAL NO. 5


RESTRICTED STOCK OPTION PLAN

Many companies add an equity component to the compensation of key employees by granting or selling them shares of restricted stock. Restricted stock gets its name from the fact that it is generally subject to repurchase by the Company at the employee's cost for some period of time after purchase. When the Company believes that restricted stock may be used on more than an ad hoc basis, a plan is generally adopted.

The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

The Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the stockholders of the Company (excluding shares of Stock issued by the Company pursuant to this Plan) within twelve
(12) months before or after that date. If this Plan is not so approved by the stockholders of the Company within such period of time, any agreements entered into under this Plan, and any issuances of Stock thereunder, will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board, or December 31, 2009, whichever is earlier. This Plan will be governed by, and construed in accordance with, the laws of the states of Colorado and Maine.

Restricted Stock Pool. The aggregate number of shares of Restricted Stock that may be issued pursuant to this Plan will not exceed five hundred thousand (500,000) (the "Restricted Stock Pool"), provided that such number will be increased by the number of shares of Restricted Stock that the Company subsequently may reacquire through repurchase or otherwise.


ITEM 2. REVOCABILITY OF PROXY

Not Applicable

ITEM 3. DISSENTERS' RIGHT OF APPRAISAL

Article 7-113-101 through 7-113-302 of the CBCA provides for Dissenter's Rights. Provided any Acadia shareholder elects to exercise their Dissenter's Rights in accordance with Article 7-113-204, said shareholder of Acadia will be paid the fair value thereof as determined by the Board of Directors.

The Board of Directors has determined the fair value of each share of capital stock to be $.12 per share. The determination of the per share fair value was computed by reference to the book value of the capital stock of the Company as of September 30, 1999.

Upon the approval of the Name Change, Merger, Election of Board Members, Simple Incentive Stock Option Plan, Restricted Stock Option Plan and Restatement and Amendments to the Articles of Incorporation and Bylaws (hereinafter collectively referred to as the "Proposals"), WORLD and MED will immediately file appropriate Articles of Merger, in accordance with Colorado and Maine law, to effect the change in the issued and outstanding common stock of Acadia. The Merger will become effective upon the filing of such Articles and without any further action being required by the Company, WORLD or MED.

The Board of Directors of the Company believe that the Merger will be in the best interest of Acadia stockholders. However, stockholders are entitled to assert their Dissenter's Rights (fair market value of $.12 per share) no later than November 30, 1999, as a result of this transaction as explained in
Section 7-111 of the CBCA.

In order to obtain the fair market value payment for Acadia shares, a stockholder must mail or deliver their intention to the following address:

     The Board of Directors
     Acadia National Health Systems, Inc.
     415 Rodman Road
     Auburn, Maine 04210


ITEM 4. PERSONS MAKING THE SOLICITATION

The enclosed information statement is distributed by the Board of Directors (the "Board of Directors") of Acadia. The cost of distribution will be borne by the Company. In addition to the distribution by mail, officers and employees of the Company may distribute in person. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending the information statement to the beneficial owners.

ITEM 5. INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Company hereby incorporates by reference any of the information required by this Item, that is contained in the Company's Form 10KSB, Item 13, filed with the Securities and Exchange Commission on December 31, 1998. In connection with the transactions described therein, the Company did not secure an independent determination of the fairness and reasonableness of such transactions and arrangements with affiliates of the Company. However, in each instance described below, the directors reviewed and unanimously approved the fairness and reasonableness of the terms of the transactions. The Company believes that the transactions described below were fair and reasonable to the Company on the basis that such transactions were on terms at least as favorable as could have been obtained from unaffiliated third parties. The transactions between officers and directors of the Company, on the one hand, and the Company, on the other, have inherent conflicts of interest.


ITEM 6. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth certain information regarding beneficial ownership of Common Stock as of October 18, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock,
(ii) each director, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.


                              Shares of Acadia
                              Common Stock to be
                              Beneficially Owned          Percent
     Name and                 as of the 10-15-99          of
     Address                  Record Date                 Class
     -----------------------  ------------------          --------

Paul W. Chute                 1,081,340                   21.60%
76 North Withman School Road
Buckfield, ME 04220

Judith M. Brown                  40,000                    0.80%
1853 Mar West
Tiburon, CA 94920


John L. Crispin                  68,000                    1.40%
415 Rodman Road
Auburn, ME 04210

John F. Raden                    66,000                    1.40%
RR 1 Box 2309C
Kingfield, ME 04947

John W. Holt, Jr.                40,000                    1.40%
15 Birchwood Road
Cape Elizabeth, ME 04107

Linda J. Tilton                  36,000                    0.80%
928 Duck Pond Road
Westbrook, ME 04092

Richard H. Hooper               127,000                    2.60%
212 Hooper Ledge Road
South Paris, ME 04281

Martha Beaulieu                   3,000                    0.10%
445 Flagg Pond Road
Saco, ME 04072

Jacquelyn Magno                 710,350                   14.20%
124 Fairway Drive
Auburn, ME 04210

Mark T. Thatcher                700,000                   14.00%
125 Gideon Lawton Lane
Portsmouth, RI 02903

Thomas B. Tupper                320,000                    6.40%
11 River Bend Drive
Kennebunk, ME 04043


Margaret M. Heath               185,493                    3.70%
357 Harris Hill Road
Poland, ME 04274

All Directors and             2,346,833                   46.80%
Executive Officers
As a Group

Management of Acadia has advised that they may acquire additional shares of Acadia Common Stock from time to time in the open market at prices prevailing at the time of such purchases.



PRICE RANGE OF COMMON STOCK

The Company's Common Stock has been quoted on the National Association of Securities Dealers' ("NASD") National Market System Over-the-Counter Bulletin Board ("OTC:BB") under the trading symbol "ACAD" since the NASD cleared the Company's Form 211 application, pursuant to Rule 15c2-11(a)(5) of the Exchange Act, and accompanying Information and Disclosure Statement in May of 1997.
The following table sets forth the range of high and low closing prices of the Company's Common Stock, as reported by the OTC Bulletin Board Market, from June 30, 1998 through September 30, 1999. The prices set forth below reflect inter-dealer quotations, without retail markups, markdowns or commissions, and do not necessarily represent actual transactions.

The prices in the table below represent the high and low sales price for the Common Stock as reported on the OTC Bulletin Board Market for the periods presented. Such prices are based on inter dealer bid and asked prices without markup, markdown, commissions or adjustments and may not represent actual transactions.


YEAR ENDED SEPTEMBER 30, 1998           HIGH               LOW
-----------------------------           -------            ------

First Quarter.......................    $2.187             $1.875
Second Quarter......................    $2.000             $1.625
Third Quarter.......................    $1.875             $1.875
Fourth Quarter......................    $1.125             $0.500

YEAR ENDED SEPTEMBER 30, 1999           HIGH               LOW
-----------------------------           -------            ------

First Quarter.......................    $0.656             $0.188
Second Quarter......................    $0.875             $0.250
Third Quarter.......................    $0.937             $0.937
Fourth Quarter......................    $0.750             $0.750


The last reported sale price of the Common Stock on October 18, 1999 was $2.50 per share. The number of record holders of the Company's Common Stock was 441 on September 30, 1999.

As reflected in the price quotations above, there have been price fluctuations in the Company's Common Stock. Factors that may cause or can cause market prices to fluctuate include any purchase or sale of a significant number of securities during a relatively short time period, quarterly fluctuations in results of operations, announcements of new facilities, issuance of additional securities, registration of securities and entrance of such securities into the public float, market conditions specific to the Company's industry and market conditions in general. In addition, in recent years the stock market in general has experienced significant price and volume fluctuations. These fluctuations, which may be unrelated to the operating performance of specific companies, have had a substantial effect on the market price for many small capitalization companies such as the Company.

Factors such as those cited above, as well as other factors that may be unrelated to the operating performance of the Company, may adversely affect the price of the Common Stock.

DIVIDENDS

Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. No dividends on the Common Stock have been paid by the Company, nor does the Company anticipate that dividends will be paid in the foreseeable future, but intends instead to retain any future earnings for reinvestment in its business.

COMPLIANCE WITH SECTION  16(a)

Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports on Form 3, reports of changes in ownership on Form 4 and annual statements of changes in beneficial ownership on Form 5 with the Securities and Exchange Commission ("SEC") and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with for Fiscal 1998.


ITEM 7. DIRECTORS AND EXECUTIVE OFFICERS

THE DIRECTOR NOMINEES

The Board of Directors met four (4) times during Fiscal 1998 and also met informally on a number of occasions, voting on corporate actions by written consent. All of the Company's directors attended all of the meetings of the Board of Directors in Fiscal 1998 during the period for which they were directors.

Backgrounds

Emile L. Clavet-Mr. Clavet is a licensed Investment Executive for Advest and has been a member of the NYSE for 15 years, helping individuals and small businesses build wealth. He received his Bachelors of Science in Economics from the University of Southern Maine and the American University in Washington, D.C. He also worked for such prestigious firms as the Washington Analysis Corp. and Dunn & Bradstreet. As President, Mr. Clavet, along with his partner, Kevin Dean, led the turnaround from bankruptcy of Bates of Maine, a 150 year old textile manufacturing facility.

Douglas Farrago, M.D.-Dr. Farrago is a practicing family physician in Auburn, Maine. He received his Bachelor of Science at the University of Virginia and his Masters of Education degree from the University of Houston. His medical degree was obtained from the University of Texas at Houston. Dr. Farrago's residency training occurred at Eastern Maine Medical Center in Bangor, Maine where he was elected chief resident by his peers. Currently he is board certified in the specialty of family practice. Dr. Farrago is also the creator and patent holder of The Knee Saver, a product worn by major league baseball catchers Sandy Alomar Jr., of the Indians, Javy Lopez of the Braves and others. This product is the most successful new piece of equipment that has been added to catcher's gear in the last 40 years

Warren Mackerson (to be inserted)

Thomas Callianbro (to be inserted)

John L. Crispin, M.D., Member of the Board of Directors - Doctor Crispin, currently a practicing physician is Chief, Department of Anesthesiology, at Central Maine Medical Center. He has held the position of Department Chief since 1995. Doctor Crispin, is licensured in the State of Maine and certified as Diplomate, American Board of Anesthesiology. Doctor Crispin holds a B.A. Cum Laude from Colby College, Waterville, Maine and a 1982 graduate of Dartmouth Medical School. He has served his internship, residency, fellowship, military and as Chief Resident duties throughout the northern seaboard. Doctor Crispin was awarded the John Dukrey Award for Excellence in Regional Anesthesia and the Robert D. Dripps Award for the outstanding graduate resident in anesthesiology. He currently is a member of the Board of Directors for United Way of Androscoggin County and Lewiston-Auburn Physician's Association in addition to serving on the Executive, Operating Room, Pharmacy and Therapeutic Committees at Central Maine Medical
Center.

THE DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company, their ages and positions held in the Company are as follows:

Paul W. Chute, Chairman and Chief Executive Officer-brings over 22 years senior executive experience from Western Maine Health Care Corporation and its family of organizations and an additional four years from public accounting firms. Mr. Chute's executive experience includes the design, development and implementation of nine active corporations where he was responsible for the finance and operation of over 600 employees and $38 million in sales. He also directed and participated in key strategic planning activities for the development of rural health care systems, hospital cooperatives and community organizations. Mr. Chute played a significant role in major health care issues by promoting specific legislation through the State of Maine Legislature. He has also testified in various legislative committees and sub-committees at the state and national congressional level.

Mr. Chute has extensive experience in developing joint business and partnering agreements with other standalone health care organizations, creation of new jointly owned companies and cooperative arrangements where major for-profit companies participated in health care programs developed and directed by him.

Mr. Chute's experiences bring together a wealth of financial experiences and knowledge and extensive background in operations and systems development.

Mr. Chute has a Masters Degree in Business, is certified as a Diplomate from the American College of Healthcare Executives, carries an advanced certification as Fellow from the Healthcare Financial Management Association and is certified as a health care billing and management executive.

James Delamater, Member of the Board-Mr. Delamater is President and Chief Executive officer of Northeast Bank, FSB of Auburn, Maine--a position he has held since 1981. Prior to that, he was the Commercial Loan and Business Officer at Oxford Bank and Trust Company. Early in his career, he was a licensed securities broker with a New York Stock Exchange firm. Mr. Delamater serves on several corporate boards and is active in civic organizations. Hr received his professional education at the Universities of Maine and South Carolina.

Judith M. Brown, Member of the Board-Judith M. Brown is the owner and President of the Judith M. Brown Company, a San Francisco area firm that specializes in consulting services to U.S. and international organizations. The company focuses on organizational program development and innovative problem solving. Ms. Brown has an extensive background in market research and public policy consulting. She holds a Ph.D. From Columbia University where she serves as an international fellow.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The following material contains information concerning the directors, including their recent employment, positions with the Company, other directorships and age as of the date of this Information Statement.


                          CAPACITIES IN            DIRECTOR OR
NAME               AGE    WHICH SERVED             OFFICER SINCE
-----------------  ----   ---------------------    ------------------


Paul W. Chute      50     Chairman of the Board,   1997
                          President and Treasurer

John Crispin, MD   42     Member                   1997

Judith M. Brown    55     Member                   1999

James Delamater    48     Member                   1999


COMMITTEES OF THE BOARD

The Board of Directors delegates certain of its authority to a Compensation Committee and an Audit Committee. There are currently vacancies on both of these committees. The Board expects to fill such vacancies after it has filled the vacancies on the Board of Directors.

The primary function of the Compensation Committee will be to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's proposed Option Plan.

The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by both the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee will report to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

BOARD AND COMMITTEE ATTENDANCE

In the 1998 fiscal year, the Board of Directors held four meetings. All directors attended more than 75% of the aggregate of board and committee meetings held during the 1998 fiscal year.

(THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                         SUMMARY COMPENSATION TABLE

                            Long Term Compensation
________________________________________________________________________________
Annual Compensat.                  Awards        Payouts
________________________________________________________________________________
(a)        (b)     (c)       (d)        (e)      (f)      (g)      (h)    (i)
                                        Other    Rest.                    All
Name and                                Annual   Stock             LTIP   Other
Principal  Calend.                      Comp.    Award(s) Opt.     P/outs Comp.
Position   Year    Salary    Bonus($)   ($)      ($)      SARs(#)  ($)    ($)
_____________________________________________________________________________
CEO &
Treasurer  1999     94,500
Chute,              (Annual)
Paul W.    1998     51,750
           1997     42,000

President  1999    107,000                       65,000
Raden,              (Annual)
John F.    199      86,585

V.P.       1999     77,000                       40,000
Marketing           (Annual)
Holt, Jr.,
John W.

V.P., HR   1999     50,000                       37,000
Hooper,             (Annual)
Richard H. 1998      2,885

V.P.,      1999     75,000                       35,000
Operations          (Annual)
Tilton,    1998      5,385
Linda J.

No employee of the Company receives any additional compensation for his services as a director.

Other than a fully non-qualified plan pursuant to Rule 401(K), the Company has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees. The Board of Directors may recommend one or more such programs for adoption in the future.

ITEM 9. INDEPENDENT PUBLIC ACCOUNTANTS

The Company hereby incorporates by reference any of the information required by paragraph (d) of this Item, that is contained in the Company's Form 10-KSB,
Item 9, filed with the Securities and Exchange Commission on December 31,
1998.

A representative of Berry, Dunn, McNeil & Parker is expected to be present at the meeting, and will have the opportunity to make a statement and answer questions from stockholders.


ITEM 10. COMPENSATION PLANS

Other than Proposals 4 through 5 stated herein, no action is to be taken by the Company with respect to any plan pursuant to which cash or non-cash bonuses may be paid or distributed.


ITEM 11. AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

The Company has spent the last few months of operation preparing the organization for rapid sales growth and expansion. We have completely revised our operating policies and procedures, installed a management system and recruited experienced, operational and management personnel. Additionally, we maintained our public reporting and trading on the OTC Bulletin Board under our symbol OTCBB: ACAD. Discussions continue with other similar businesses for future acquisitions and mergers. Also, the Company is actively working with underwriters and capital formation specialists, concentrating in health care companies, to arrange a secondary offering capitalization. Additionally the Company has raised $480,000 in a private placement offering pursuant to Rule 505 of Regulation D of the Act.


ITEM 12. MODIFICATION OR EXCHANGE OF SECURITIES

No action is to be taken by the Company with respect to the modification of any class of securities of the Company, or the issuance or authorization for issuance of securities of the Company in exchange for outstanding securities of the Company.

ITEM 13. FINANCIAL AND OTHER INFORMATION

The Company hereby incorporates by reference any of the information required by paragraph (a) of this Item, that is contained in the annual report to security holders and the Company's Form 10KSB, Item 8, filed with the Securities and Exchange Commission on December 31, 1998, and interim reports filed on Form 10QSB for the periods ended December 31, 1998, March 31, 1999 and June 30, 1999.


ITEM 14. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

(a.)The Company has signed a letter of intent to enter into business combination with MED. MED is an Internet e-commerce company based in Auburn, Maine, providing a unique web based information and education program for physicians.

The combination of the Company and MED is a natural evolution for both companies. The Company has a long history of bringing a superior level of financial service to physicians throughout New England. By combining the resources of the Internet based MED with the Company, physicians will be able to receive a comprehensive package of financial and education resources.

(b.)The Company has also formed a joint venture with Echo Management Company ("Echo") to meet the needs of the behavioral health providers. The venture combines Echo's leading edge software solutions with the Company's transaction processing, insurance billing, and managed care reporting services. The venture provides behavioral healthcare agencies with an Application Service Provider (ASP) approach to streamlining and improving the agency's bottom line. The ASP model provides an agency with hardware/software, skilled billing personnel, and improved revenue streams without the need for large capital expenditures.

(c.)On September 8, 1998, the Company entered into a Contract for Sale of Assets agreement with Northeast Medical Business Group, Inc., a New Hampshire corporation (hereinafter referred to as "Northeast" or "Company") and Frank and Martha DeJohn, sole shareholders of the Company, to acquire selected assets and a limited list of liabilities of the Company. The Company acquired all accounts receivables, furniture & equipment, computer hardware and operating systems as well as all software licenses along with various inventories and prepaid assets. In consideration, the Company paid a combination of $300,000 in cash and selected bank, lease and trade debt assumption, along with one hundred thousand (100,000) shares of the Company's common stock valued at $1.12 per share. A portion of the cash used in the acquisition was supplied by a five (5) year term loan for $200,000 at variable market rates obtained from Northeast Bank FSB, Auburn, Maine 04210 (no relationship with acquisition). All assets acquired were owned by or under lease to Northeast Medical Business Group, Inc., and will continue to be used in the operations of medical billing, accounts receivable management and medical practice management.

ITEM 15. ACQUISITION OR DISPOSITION OF PROPERTY

No action is to be taken by the Company with respect to the acquisition or disposition of any property.


ITEM 16. RESTATEMENT OF ACCOUNTS

No action is to be taken by the Company with respect to the restatement of any asset, capital, or surplus account of the Company.


ITEM 17. ACTION WITH RESPECT TO REPORTS

No action is to be taken by the Company with respect to any report of the Company or of its directors, officers, or committees or any minutes of a meeting of its security holders.


ITEM 18. MATTERS NOT REQUIRED TO BE SUBMITTED

No action is to be taken by the Company with respect to any matter which is not required to be submitted to a vote of security holders. The management does not know of any other matters which may come before this meeting. However, if any other matters are properly presented to the meeting, it is the intention of the officers and directors named in the accompanying information statement to vote, or otherwise act, in accordance with their judgment on such matters.


ITEM 19. AMENDMENT OF ARTICLES, BYLAWS OR OTHER DOCUMENTS

Action is hereby taken by the Company with respect to the restatement and amendment of articles and bylaws of the Company, whereby the name of the company has been changed from Acadia National Health Systems, Inc. to "MedLecture.com, Inc." and the "Shark Repellant" provisions of Article ___ of the Articles of Incorporation have been eradicated. Copies of the proposed Restated and Amended Articles of Incorporation and Bylaws are available upon request by contacting the Company in writing at 415 Rodman Road, Auburn, Maine 04210.

ITEM 20. OTHER PROPOSED ACTION

No action is to be taken by the Company on any matter not specifically referred to in this Schedule 14C.


ITEM 21. VOTING PROCEDURES

The Board of Directors has fixed October 15, 1999, as the record date for the determination of stockholders entitled to vote at the meeting. At the close of business on that date there were outstanding and entitled to vote 5,013,987 shares of Common Stock.

The election of directors will require the vote of a majority of all outstanding Common Stock (Voting Securities), for passage.

The directors, officers and affiliates of the Company as a group own or may be deemed to control 3,377,183 shares of Common Stock, constituting approximately sixty-seven percent (67%) of the outstanding shares of Common Stock, voting as a single class, of the Company. Each of the directors, nominated directors and officers has indicated his or her intent to vote all shares of Voting Securities owned by him or her in favor of each item set forth herein.


ITEM 22. INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT

Not applicable

EXHIBITS AND REPORTS ON FORM 8-K

     (a)  EXHIBITS

The following documents are filed herewith or have been included as exhibits to previous filings with the Commission and are incorporated herein by this reference:

EXHIBIT  NO.     DOCUMENT

*        2.1     Assets Purchase Agreement between Acadia National
                 Health Systems, Inc. and Physician Resources, Inc., dated September 27, 1996;

####     2.2     Contract for Sale of Assets of Northeast Medical
                 Business Group to Acadia National Health Systems, Inc., dated September 8, 1998;

####     2.3     Non-Competition, Confidentiality and Non-Solicitation
                 Agreement between Frank and Martha DeJohn and Acadia
                 National Health Systems, Inc., dated September 8, 1998;

*        3.1     Articles of Incorporation of the Company, as amended;

*        3.2     Bylaws of the Company;

*        4.1     Instruments Defining Rights of Security
                 Holders/Minutes of Annual/ Special Meetings of the
                 Company;

*        4.2     Loan Agreements Secured by Demand Notes/Promissory
                 Notes, Defining Rights of Holders of Long Term Debt;

####     5.1     Opinion on Legality of Securities Being Issued to
                 Frank and Martha DeJohn;

*        10.1    Software License Master Agreement;

*        10.2    Lease of Premises, Acadia Corporate Headquarters, 460
                 Main Street, Lewiston, Maine 04240 (Assignment);

*        10.3    Employment Agreements, dated September 27, 1996
                 between Acadia and THOMAS N. HACKETT, C.E.O.,
                 JACQUELYN J. MAGNO, Vice President;

EXHIBIT  NO.     DOCUMENT

*        10.4    Internal Revenue Code Section 125 Cafeteria Plan
                 dated June 1, 1996;

*        10.5    Line of Credit Memorandum dated September 8, 1995
                 with PEOPLE'S HERITAGE BANK in the amount of $250,000.00;

*        10.6    Line of Credit Memorandum dated July 29, 1996 with
                 PEOPLE'S HERITAGE BANK in the amount of$100,000.00;

###      10.7    Common Stock Purchase Agreement for 156,000 shares
                 of common stock of Acadia National Health Systems, Inc.

###      10.8    Assignment Separate from Certificate and
                 Irrevocable Stock Power for 156,000 shares of common stock of Acadia National Health Systems, Inc.

###      10.9    Opinion of Counsel with respect to transfer of
                 156,000 shares of common stock of Acadia National
                 Health Systems, Inc.

###      10.10   Common Stock Purchase Agreement for 2,326,000 shares of
                 common stock of Acadia National Health Systems, Inc.

###      10.11   Assignment Separate from Certificate and Irrevocable
                 Stock Power for 2,326,000 shares of common stock of Acadia National Health Systems, Inc.

###      10.12   Opinion of Counsel with respect to transfer of
                 2,326,000 shares of common stock of Acadia National
                 Health Systems, Inc.

####     10.13   Board of Directors' Resolution Authorizing Increase
                 of outstanding Shares in connection with the issuance of 100,000 shares of common stock of Acadia National
                 Health Systems, Inc., to Frank and Martha DeJohn, in joint tenancy w/ right of survivorship;

####     10.14   Opinion of Counsel with respect to issuance
                 of 100,000 shares of common stock of Acadia National
                 Health Systems, Inc. to Frank and Martha DeJohn;

EXHIBIT  NO.     DOCUMENT

x        11      Computation of Basic and Diluted Earnings Per Share

##       16.1    Baker Newman & Noyes' Letter dated August 18, 1997
                 in response to Item 4(a)(i), Item 4(a)(ii) and Item
                 4(a)(iii) of this Form 8-KA.

###      20.1    Board of Director's Resolution authorizing new
                 lines of credit and a term loan in connection with canceling personal guaranty and Debts of Thomas N. Hackett, founder of the Registrant.

###      20.2    Opinion of Borrower's Counsel

###      20.3    Indemnification Agreement (Estate of Thomas N. Hackett)

###      20.4    Indemnification Agreement (Peacock Hill Farm Limited
                 Liability Company)

####     20.5    Board of Director's Resolutions authorizing a term
                 loan in connection with purchase of selected assets of Northeast Medical Business Group, Inc. by Acadia
                 National Health Systems, Inc;

####     20.6    Opinion of Borrower's Counsel;

x        23.1    Consent of Counsel

x        23.2    Consent of Berry, Dunn, McNeil & Parker, independent
                 certified public accountants for the Company.

x        27      Financial Data Schedule

x        99.1    Private Securities Litigation Reform Act of 1995 Safe
                 Harbor Compliance Statement for Forward-Looking Statements

####     99.2    Text of press release dated September 9, 1998.

#####    99.3    Text of press release dated April 12, 1999

#####    99.4    Text of press release dated April 19, 1999

#####    99.5    Text of press releases dated October 4 and 12, 1999

-----------------------------------
x        Filed herewith.

* Incorporated by reference from the issuer's Registration Statement on Form 10SB12G (S.E.C. File No. 000-1026491) as declared effective on January 11, 1997.

# Incorporated by reference from the Issuer's Form 8 KA for event date of July 31, 1997.

## Incorporated by reference from the Issuer's Form 8 KA for event date of August 8 and August 20, 1997.

### Incorporated by reference from the Issuer's Form 8 K for event date of August 13, 1997.

#### Incorporated by reference from the Issuer's Form 8-K for event date of September 23, 1998.

##### Incorporated by reference from the Issuer's Form 8-K for event date of April 22, 1999.

###### Incorporated by reference from the Issuer's Form 8-K for event date of October 5 and 12, respectively.

(b)  REPORTS ON FORM 8 K

The Company filed the following reports on Form 8 K during the 1998 fiscal year.

8-K, September 9, 1998, Item 5, Exhibit 99.1, Press Release

8-K, September 23, 1998, Item 2, Acquisition of Assets and Item 5, Other Events

8-K, November 12, 1998, Item 5, Exhibit 99.1, Press Release

8-K, December 18, 1998, Item 5, Exhibit 99.1, Press Release

8-K, January 29, 1999, Item 5, Exhibit 99.1, Press Release

8-K, April 22, 1999, Item 5, S.E.C. Response Letter, Exhibit 99.1-2,
     Press Release

8-K, October 20, 1999, Item 5, Exhibit 99.1-25, Press Releases

                   THIS INFORMATION STATEMENT IS PROVIDED TO YOU
                 FOR INFORMATION PURPOSES ONLY.  NO ACTION ON YOUR
                            PART IS SOUGHT OR REQUIRED.

                                   Auburn, Maine

                                 October 18, 1999


SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this information statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ACADIA NATIONAL HEALTH SYSTEMS, INC.


By:  /s/ Paul W. Chute

Paul W. Chute,
Chairman of  the Board and CEO

Date: October 18, 1999

In accordance with the Securities Exchange Act of 1934, this information statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURE              TITLE                      DATE
----------------       ---------------------      -----------------

/s/ Paul W. Chute      Chairman of the Board,     October 18, 1999
                       Chief Executive Officer)
                       and Treasurer
